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Exhibit 99.3

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES
AND OTHER NOMINEES

To Tender Shares of Common Stock
of
TERRA INDUSTRIES INC.
for
$37.15 in Cash and
0.0953 Shares of Common Stock of CF Industries Holdings, Inc.
(together with the associated preferred stock purchase rights)
by
COMPOSITE MERGER CORPORATION
an indirect wholly-owned subsidiary of
CF INDUSTRIES HOLDINGS, INC.

Pursuant to the Prospectus/Offer to Exchange dated March 19, 2010

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 2, 2010, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER TO EXCHANGE BUT NOT DURING ANY SUBSEQUENT OFFER PERIOD.

March 19, 2010

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been engaged and appointed by CF Industries Holdings, Inc. ("CF Holdings"), a Delaware corporation, to act as Dealer Managers in connection with the offer by Composite Merger Corporation ("Composite"), a Maryland corporation and an indirect wholly-owned subsidiary of CF Holdings, to exchange each issued and outstanding share of common stock, without par value (the "Terra common stock"), of Terra Industries Inc. ("Terra"), a Maryland corporation, for $37.15 in cash, less any applicable withholding taxes and without interest, and 0.0953 shares of common stock, par value $0.01 per share, of CF Holdings, together with the associated preferred stock purchase rights (the "CF Holdings common stock"), and cash in lieu of any fractional shares of CF Holdings common stock, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange, dated March 19, 2010, and in the related Letter of Transmittal (which together, as amended, supplemented or modified from time to time, constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Terra common stock registered in your name or in the name of your nominee.

        As discussed in the Prospectus/Offer to Exchange, the Offer is not being made in any jurisdiction where the Offer would not be in compliance with the applicable laws of such jurisdiction.

        YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 2, 2010, UNLESS EXTENDED.

        Enclosed herewith for your information and forwarding to your clients for whom you hold shares of Terra common stock registered in your name or the name of your nominee are copies of the following documents:

  1.
  The Prospectus/Offer to Exchange, dated March 19, 2010.

  2.
  The Letter of Transmittal for your use in accepting the Offer and tendering shares of Terra common stock and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender shares of Terra common stock.

  3.
  The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing shares of Terra common stock are not immediately available or if you cannot deliver the certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined below) or complete the procedure for book-entry transfer on a timely basis.

  4.
  A form of the letter which may be sent to your clients for whose accounts you hold shares of Terra common stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

  5.
  Terra's Solicitation/Recommendation Statement on Schedule 14D-9/A with respect to the Offer, filed with the Securities and Exchange Commission on March 18, 2010.

  6.
  The letter to stockholders of Terra from Michael L. Bennett, President and Chief Executive Officer of Terra, and Stephen R. Wilson, Chairman, President and Chief Executive Officer of CF Holdings dated March 19, 2010.

  7.
  Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

  8.
  A return envelope addressed to BNY Mellon Shareowner Services (the "Exchange Agent").

Please note the following:

  1.
  The consideration for each share of Terra common stock is $37.15 in cash, less any applicable withholding taxes and without interest, and 0.0953 shares of CF Holdings common stock, plus cash in lieu of any fractional shares of CF Holdings common stock, as described in the Prospectus/Offer to Exchange.

  2.
  The Offer is being made for all outstanding shares of Terra common stock.

  3.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 12, 2010, by and among CF Holdings, Composite and Terra. Pursuant to the merger agreement, after the Offer is completed, subject to the approval of Terra's stockholders if required by applicable law, Composite will merge with and into Terra (the "second-step merger"). The Terra board of directors determined that the Offer, the second-step merger and the other transactions contemplated by the merger agreement are advisable to, and in the best interests of, Terra and its stockholders and approved the merger agreement, the Offer, the second-step merger and the other transactions contemplated by the merger agreement. The Terra board of directors recommends that Terra stockholders accept the Offer by tendering their Terra common stock into the Offer.

  4.
  The Offer and the withdrawal rights expire at 12:00 midnight, New York City Time, on April 2, 2010, unless extended as described in the Prospectus/Offer to Exchange (as extended, the "Expiration Date").

  5.
  The Offer is conditioned upon, among other things, there having been validly tendered (other than by guaranteed delivery where actual delivery has not occurred) and not properly withdrawn prior to the Expiration Date at least that number of shares of Terra common stock that constitutes a majority of the then-outstanding shares of Terra common stock on a fully-diluted basis. Other conditions to the Offer are described in the Prospectus/Offer to Exchange. See the section of the Prospectus/Offer to Exchange entitled "The Exchange Offer—Conditions of the Offer."

  6.
  Exchange of shares of Terra common stock pursuant to the Offer will be made only after timely receipt by the Exchange Agent of (a) a properly completed and duly executed Letter of

    Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or an Agent's Message (as defined in the Prospectus/Offer to Exchange) in connection with book-entry transfer of the shares, (b) certificates for such shares of Terra common stock or a confirmation of a book-entry transfer of such shares into the Exchange Agent's account at the Depositary Trust Company and (c) any other required documents. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE CONSIDERATION TO BE RECEIVED BY TENDERING STOCKHOLDERS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  7.
  Any stock transfer taxes applicable to the transfer of shares of Terra common stock to Composite pursuant to the Offer will be paid by CF Holdings or Composite, except as otherwise provided in the Prospectus/Offer to Exchange and the related Letter of Transmittal.

        Neither CF Holdings nor Composite will pay any commissions or fees to any broker, dealer or other person, other than the undersigned Dealer Managers, Innisfree M&A Incorporated (the "Information Agent") and other persons described in the section of the Prospectus/Offer to Exchange entitled "The Exchange Offer—Fees and Expenses," for soliciting tenders of shares of Terra common stock pursuant to the Offer. Upon request, CF Holdings or Composite will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

        Stockholders who wish to tender their shares of Terra common stock but whose certificates representing shares of Terra common stock are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender their shares of Terra common stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus/Offer to Exchange entitled "The Exchange Offer—Procedure for Tendering."

        Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Prospectus/Offer to Exchange.

Very truly yours,

Morgan Stanley & Co. Incorporated Toll Free: (888) 840-4015	Rothschild Inc. Toll Free: (800) 753-5151

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF CF HOLDINGS, COMPOSITE, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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  Exhibit 99.3
LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
To Tender Shares of Common Stock of TERRA INDUSTRIES INC. for $37.15 in Cash and 0.0953 Shares of Common Stock of CF Industries Holdings, Inc. (together with the associated preferred stock purchase rights) by COMPOSITE MERGER CORPORATION an indirect wholly-owned subsidiary of CF INDUSTRIES HOLDINGS, INC.
Pursuant to the Prospectus/Offer to Exchange dated March 19, 2010